CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated March 24, 2006, except for Note 18, for which the date is April 11, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

HASKELL & WHITE LLP

Irvine, California
August 28, 2006